February 5, 1997






Oppenheimer Real Asset Fund
3410 South Galena Street
Denver, Colorado 80231

Gentlemen:

In connection with the proposed public offering of Class A, Class B, Class C and Class Y shares of beneficial interest of Oppenheimer Real Asset Fund (the "Fund"), we have examined such records and documents as we deem necessary for the purpose of this opinion.

The Fund is a voluntary unincorporated association duly organized and validly existing under the laws of the Commonwealth of Massachusetts. As of the date of this letter, it is our opinion that the indefinite number of shares of the Fund covered by the Registration Statement for the Fund on Form N-1A, when issued and paid for in accordance with the terms of the offering, as set forth in the Prospectus and Statement of Additional Information forming a part of the Registration Statement, will be, when such Registration Statement shall have become effective, legally issued, fully paid and non-assessable by the Fund, subject to the matters set forth in the next paragraph.

Under Massachusetts law, shareholders of the Fund may, under certain circumstances, be held personally liable as partners for the obligations of the Fund. The Declaration of Trust does, however, contain an express disclaimer of shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Fund or the Trustees. The Declaration of Trust provides for indemnification out of the Fund's property of any shareholder held personally liable for the obligations of the Fund. The Declaration of Trust also provides that the Fund shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Fund and satisfy any judgment thereon.


We hereby consent to the filing of this opinion as an Exhibit to such Registration Statement and to the reference to Counsel in such Prospectus and/or Statement of Additional Information. We also consent to the filing of this opinion with the authorities administering the securities laws of any jurisdiction in connection with the offer and sale of its shares under such laws.

                                    Very truly yours,

                                    MYER, SWANSON, ADAMS & WOLF, P.C.


                                    By /s/ Allan B. Adams
                                       Allan B. Adams




OPINION\735.1

                                      2